SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 30, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    On Wednesday, January 30, 2008, the lead outside director of Evergreen Solar, Inc., Edward C. Grady, received a letter of resignation via email from Dr. Gerald Wilson, which email was confirmed in a subsequent written resignation dated February 1, 2008 and sent to the Company. This disclosure is made pursuant to Item 5.02(a) of Form 8-K regarding the resignation of a director because of a disagreement with the Company.
During the week of January 21, 2008, Dr. Wilson spoke with Director Grady, who chairs the Company’s Nominating and Corporate Governance Committee, to express his frustration with the unproductive nature of his relationship with Rick Feldt, the Company’s chairman and chief executive officer. Dr. Wilson asked Director Grady to discuss with the other members of that Committee whether or not Dr. Wilson should continue as a director. On Tuesday, January 29, 2008, Director Grady sent Dr. Wilson an email in which he expressed the Committee’s strong appreciation for Dr. Wilson’s contributions to the Company but advised that, based on considerations of Board chemistry, the Committee intended to ask Dr. Wilson to withdraw from consideration for nomination for re-election at the Company’s upcoming annual meeting. Dr. Wilson promptly tendered the letter of resignation referred to above. Although Dr. Wilson’s resignation does not state the reasons for his resignation, the Company believes that Dr. Wilson first raised the subject of his resigning with Director Grady because of the lack of a strong working relationship between Dr. Wilson and Mr. Feldt. The Company also believes that Dr. Wilson disagrees with Mr. Feldt’s operating style, in particular as it relates to the manner in which communications between management and the Board are handled.
Dr. Wilson has served as a director since July 2005, and at the time of his resignation served on the Nominating and Corporate Governance Committee and Audit Committee. The Company regrets Dr. Wilson’s decision to leave the Board at this time and thanks him for his service. Throughout the years of Dr. Wilson’s service on the Board, the Company has appreciated his views and input.
Dr. Wilson has reviewed and agrees with the statements made above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: February 1, 2008